EXHIBIT 3.240
LIMITED LIABILITY COMPANY AGREEMENT
OF
DOUGLAS HOSPITAL, LLC
This Limited Liability Company Agreement of Douglas Hospital, LLC, effective as of February 3, 1999 (this “Agreement”), is entered into by Triad Hospitals, Inc., as the sole member of the Company (the “Member”).
WHEREAS, the Company was formed as a Delaware limited liability company on February 3, 1999 pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”); and
WHEREAS, the Member desires to enter into this Agreement to define formally and express the terms of the Company and its rights and obligations with respect thereto.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
1. Formation. The Company has been formed and established as a Delaware limited liability company by the filing of a Certificate of Formation, pursuant to the Act (the “Certificate”) with the Secretary of State of the State of Delaware. The Member hereby ratifies, confirms and approves in all respects the actions taken in organizing the Company, including, without limitation, the preparation and filing with the Secretary of State of the State of Delaware of the Certificate (and any amendments and/or restatements thereof), any other certificates (and any amendments and/or restatements thereof) necessary with respect to qualification of the Company to do business.
2. Name. The name of the limited liability company pursuant to an Amended Certificate is Douglas Hospital, LLC (the “Company”).
3. Purpose. The purpose of, and the nature of the business to be conducted and promoted by the Company is, to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental to the foregoing.
4. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
6. Member and Capital Contribution. The name and the business address of the ) Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The managers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional contributions to the Company.
7. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member hereby designates Donald P. Fay, Hallie K. Ziesmer and any person the Member may designate from time to time as an authorized person, within the meaning of the Act, to execute, deliver and file the Amended and Restated Certificate of Formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including, without limitation, amending the name of the Company to Tri-Shell 21 LLC. The Member hereby designates the following persons to serve as managers in the capacity set forth after their names, each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James D. Shelton	President
Donald P. Fay	Executive Vice President and Secretary
Robert P. Frutiger	Vice President
Michael Silhol	Vice President
Burke W. Whitman	Executive Vice President and Treasurer
The managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act to one or more managers.
8. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
9. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
11. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.

12. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquiror.
13. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Agreement or a counterpart of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.
14. Liability of Member, Managers. Neither the Member nor any manager shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
15. Indemnification. The Company shall indemnify and hold harmless each manager and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.
16. Certificate(s) of Interest. Interest in the Company shall be represented by certificate(s) issued by the Company, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.
17. Amendment. This Agreement may be amended from time to time with the consent of the Member.
18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement on the 2nd day of October 2002.
TRIAD HOSPITALS, INC.
By: /s/Donald P. Fay
Executive Vice President

SCHEDULE A

Member and	Capital	Limited Liability
Business Address	Contribution	Company Interest
Triad Hospitals, Inc.	$1.00	100%
13455 Noel Road, 20th Floor
Dallas, Texas 75240
Attn: Donald P. Fay

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CRESTWOOD HOSPITAL LP, LLC
This Amended and Restated Limited Liability Company Agreement of Crestwood Hospital LP, LLC, effective as of January 1, 2003 (this “Amended and Restated Agreement’), is entered into by Crestwood Hospital, LLC as the sole member of the Company (the “Member”).
WHEREAS, the Company was formed as a Delaware limited liability company on November 9, 1998 under the name ECMH, LLC pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Act”);
WHEREAS, the Company amended its Certificate of Formation on October 2, 2002, changing the name of the Company from ECMH, LLC to Tri-Shell 22 LLC;
WHEREAS, pursuant to certain Contribution Agreements effective as of January 1, 2003, Triad Hospitals, Inc., the former sole member of the Company, contributed its limited liability company interest in the Company to Crestwood Hospital & Nursing Home, Inc., and subsequent to such contributions, Crestwood Hospital & Nursing Home, Inc. merged with and into Crestwood Hospital, LLC pursuant to an Agreement and Plan of Merger effective as of January 1, 2003; and
WHEREAS, the Member desires to enter into this Amended and Restated Agreement to change the name of the Company and to define formally and express the terms of the Company and its rights and obligations with respect thereto.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
1. Formation. The Company has been formed and established as a Delaware limited liability company by the filing of a Certificate of Formation, and an Amendment thereto (collectively, the “Certificates”), pursuant to the Act with the Secretary of State of the State of Delaware. The Member hereby ratifies, confirms and approves in all respects the actions taken in organizing the Company, including, without limitation, the preparation and filing with the Secretary of State of the State of Delaware of the Certificates (and any amendments and/or restatements thereof), any other certificates (and any amendments and/or restatements thereof) necessary with respect to qualification of the Company to do business.
2. Name. The name of the limited liability company is Crestwood Hospital LP, LLC (the “Company”).
3. Purpose. The purpose of, and the nature of the business to be conducted and promoted by the Company is, to carry on any lawful business, purpose or activity for which limited

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liability companies may be formed under the Act and to engage in any and all activities necessary or incidental to the foregoing.
4. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
6. Member and Capital Contribution. The name and the business address of the Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The managers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional contributions to the Company.
7. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member hereby designates Donald P. Fay, Hallie Ziesmer and any person the Member may designate from time to time as an authorized person, within the meaning of the Act, to execute, deliver and file the Amended and Restated Certificate of Formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including, without limitation, amending the name of the Company to Crestwood Hospital 12, LLC. The Member hereby designates the following persons to serve as managers in the capacity set forth after their names, each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James D. Shelton	President
Donald P. Fay	Executive Vice President and Secretary
Robert P. Frutiger	Vice President
Michael Silhol	Vice President
Burke W. Whitman	Executive Vice President and Treasurer
The managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act to one or more managers.

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8. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
9. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
11. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Amended and Restated Agreement) prior to the dissolution and winding up of the Company.
12. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquiror.
13. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Amended and Restated Agreement or a counterpart of this Amended and Restated Agreement and thereupon shall become the “Member” for purposes of this Amended and Restated Agreement.
14. Liability of Member, Managers. Neither the Member nor any manager shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
15. Indemnification. The Company shall indemnify and hold harmless each manager and the Member and its partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.
16. Certificate(s) of Interest. Interest in the Company shall be represented by certificate(s) issued by the Company, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Delaware Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.
17. Amendment. This Amended and Restated Agreement may be amended from time to time with the consent of the Member.
18. Governing Law. This Amended and Restated Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement on the ___ day of December 2002.

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CRESTWOOD HOSPITAL, LLC
By: /s/Donald P. Fay
Executive Vice President

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